SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  December 11, 2002

             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                         No.)
           Incorporation)


     45200 Business Court, Dulles, VA               20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)


Item 9.   Regulation FD Disclosure.

On December 11, 2002 Atlantic Coast Airlines Holdings, Inc. (ACA)
(NASDAQ/NM: ACAI) issued a news release concerning details of its situation relative to this week's bankruptcy filing by United
Airlines, Inc. (see exhibit 99 below).

Statements  in  this  news  release  and  by  company  executives
regarding  its  relationship  with  United  Airlines,  Inc.   and
regarding projections and expectations of future aircraft deliveries, availability of financing, future payments by United, operations, earnings, revenues and costs represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others: United's decision to elect either to affirm all of the terms of the Company's United Express Agreement, or to reject the agreement in its entirety, the timing of such decision, any efforts by United to negotiate changes prior to making a decision on whether to affirm or reject the contract, United's ability and willingness to make future payments to the Company under the United Express Agreement, the Company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United, and willingness of finance parties to continue to finance aircraft in light of the United situation and of market conditions generally. These and other factors are more fully disclosed under the company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2001 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These statements are made as of December 12, 2002 and ACA undertakes no obligation to update any such forward-looking information, whether as a result of new information, future events, changed expectations or otherwise.










                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  December 12, 2002      By:  /S/ David Asai
                              David Asai
                              Vice President and Chief
                              Accounting Officer